Exhibit 10.6

CONCENTRA INC.

UNRESTRICTED STOCK AWARD AGREEMENT

November 28, 2005

Recipient: Norman C. Payson, M.D.

This Unrestricted Stock Award Agreement (the “Agreement”) is entered into as of the 28th day of November, 2005 (the “Date of Grant”), between Concentra Inc., a Delaware corporation (the “Company”), and you for the purpose of evidencing an Award to you of Unrestricted Stock pursuant to the Concentra Inc. 2005 Stock Option and Restricted Stock Purchase Plan for Non-Executive Chairman (the “Plan”). Terms used herein with their initial letters capitalized and not otherwise defined herein have the respective meanings assigned to them in the Plan.

This Agreement and the Award of Unrestricted Stock granted herein are not binding on the Company until you sign this document and return it to the Company’s Legal Department.

1. Award of Unrestricted Stock; Ownership of Unrestricted Shares.

(a) Pursuant to the Plan and Section 1(b)(i) of Exhibit A to the Chairman’s Agreement entered into as of November 28, 2005, between the Company and you (the “Chairman’s Agreement”), the Board of Directors of the Company has granted to you on this date the number of shares of Unrestricted Stock set forth below, subject to adjustment pursuant to the provisions of Section 7 of this Agreement. The Unrestricted Stock will be free from any restrictions of transferability (except as otherwise provided in the Stockholders Agreement, dated as of August 17, 1999, between the Company and certain of its stockholders, as amended (the “Stockholders Agreement”) or risk of forfeiture. This Award is granted under Section 7 of the Plan and shall be governed by the terms of the Plan and the Chairman’s Agreement. In the event of any inconsistency between the Plan, this Agreement, and/or the Chairman’s Agreement, the terms of the Chairman’s Agreement shall govern.

Unrestricted Stock:	138,890 shares	Grant No.: NEC 1

(b) The Company shall issue in your name a certificate or certificates representing the shares of Unrestricted Stock subject to the Award (the “Shares”) and shall cause to be issued and delivered to you or your designee a certificate representing the number of Shares.

(c) From and after the time that a certificate or certificates representing the Shares has been issued in your name, you will be entitled to all the rights of absolute ownership of the Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board of Directors.

2. Representations.

(a) You represent and warrant to the Company that you will be acquiring the Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) as of the date hereof, the Shares have not been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and (ii) the Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The stock certificates for any Shares issued to you in accordance with this Agreement will bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(b) You further represent and warrant that you understand the federal, state, and local income tax consequences of the granting of the Shares to you and the subsequent sale or other disposition of any Shares.

3. Continuation of Services. Neither the Plan nor the Shares shall confer upon you any right to continue as Non-Executive Chairman, and such relationship shall be governed by the terms of the Chairman’s Agreement.

4. Stockholders Agreement. No Shares will be issued to you pursuant to this Agreement unless and until you have entered into the Stockholders Agreement (or unless and until you have joined the Stockholders Agreement through an amendment thereto) with respect to the Shares.

5. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan and the applicable provisions of the Chairman’s Agreement, which are incorporated herein by reference.

6. Transfer Restrictions on Shares. If requested in writing by the underwriters for the Initial Public Offering of securities of the Company, you may not sell publicly any Shares or any other shares of Common Stock then held by you, without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such Initial Public Offering.

7. Equitable Adjustment.

(a) In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of the Company, appropriate adjustments shall be made to the Shares in order to prevent enlargement or dilution of your rights hereunder, including, if applicable, adjustments to the number and kind of shares of Common Stock or other securities, cash, or property subject hereto or that may be delivered hereunder.

(b) No fractional shares will be issued or issuable pursuant to any adjustment under this Section 7.

8. General Provisions.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(b) This Agreement, the Plan and the Chairman’s Agreement contain the entire agreement between the Company and you relating to the Shares and the other matters set forth herein. Except as expressly provided in this Agreement or the Plan with respect to certain actions permitted to be taken by the Board of Directors of the Company or the Administrator of the Plan with respect to this Agreement and the terms of the Shares, this Agreement may not be amended, modified, changed, or waived other than by written instrument signed by the parties hereto.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Please acknowledge receipt of this Agreement by signing both copies of this Agreement in the space provided below and returning them promptly to the Company’s Legal Department.

CONCENTRA INC.

By:	/s/ Richard A. Parr II
Richard A. Parr II Executive Vice President

Accepted and Agreed to as of

the date first above written:

/s/ Norman C. Payson, M.D.
Norman C. Payson, M.D.

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